UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934 (Amendment No. )

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☐ Preliminary Proxy Statement

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☐ Definitive Proxy Statement

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Nikola Corporation
(Name of Registrant as Specified In Its Charter)

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[First used July 13, 2022]

•We are less than 1% short of the outstanding shares needed to be voted in favor for Proposal 2 to pass! The time to VOTE is NOW. Every vote matters.

Following in thread: To VOTE NOW call (855) 935-2562 or 1-(207) 607-7123 for international holders or by going to www.proxyvote.com with your control number.

•Do not wait to VOTE! We are less than 1% short of the outstanding votes in favor we need to pass Proposal 2!

Following in thread: $NKLA needs your vote. VOTE NOW by calling (855) 935-2562 or 1-(207) 607-7123 for international holders or by going to www.proxyvote.com with your control number.

•Approving Proposal 2 is VERY IMPORTANT, and we are less than 1% away! VOTE NOW!

Following in thread: Voting is quick and simple! Call (855) 935-2562 or 1-(207) 607-7123 for international holders. The deadline for voting is 11:59 p.m., Eastern Time, on July 17, 2022, VOTE TODAY!

•For international stockholders, the best way for you to find out if you are eligible to vote your shares is by calling Alliance Advisors at +1(207) 607 7123 or by reaching out to your broker directly.